ARTICLES OF ASSOCIATION

                                   OF THE FIRM

                        GLUKOMEDITECH AKTIENGESELLSCHAFT

                         HAVING ITS SEAT IN WITTEN /RUHR


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                               General Provisions
                               ------------------

                                         1
                            Firm, Seat, Business Year

1.     The  joint-stock  company  bears  the  firm  name

                        GlukoMediTech Aktiengesellschaft.

2.     The  Company  has  its  seat  in  Witten  an  der  Ruhr.

3. The business year begins on 01 July of every calendar year. For the first time, that is the case starting on 01 July 2000. The period from 01 January 2000 to 30 June 2000 forms an incomplete business year.


                                         2
                              Object of the Company

1. The object of the Company is the development of new medical-technical devices, in particular bio-medical sensors - e.g. for the determination of glucose levels - mainly on the basis of physical principles as well as any other activities appropriate to serve the purpose of the enterprise.

2. The Company shall be entitled to participate in other companies of the same kind - of whatever legal form -, to establish and acquire such companies and to maintain branch offices within the country and abroad. The Company can manage such companies or restrict itself to the administration of the participatory share. It can outsource its operations in part or as a whole to affiliated companies or leave them to such companies.


                                         3
                                  Announcements

The Company shall make its announcements exclusively in the Federal Bulletin (Bundesanzeiger).


                            Share Capital and Shares
                            ------------------------

                                         4
                    Amount and Division of the Share Capital

1. The Company's share capital amounts to DM 100,000.00 (amount in words: one hundred thousand German Mark) and is divided into 20,000 shares having a par value of DM 5.00 each. The shares are registered under the name.

2. Upon the issue of new shares, the begin of the participation in profits can be fixed in derogation of 60 Subsec. 2 of the AktG. The form of the share certificate, interim certificates, divided and renewal coupons shall be fixed by the Managing Board, subject to the approval of the Supervisory Board. The same shall apply to any bonds.

3. The Company is entitled to issue share certificates representing several shares (multiple share certificates).

4. If, in case of a capital increase, the resolution on the increase does not include any regulations providing whether the new shares are to be registered on the bearer or under the name, such shares shall be registered under the name.

5. In case of selling their blocks of shares or any individual shares, the founders undertake to offer them for sale to the other founders first. Should none of the other founders accept such offer, the party willing to sell shall be free so sell the shares to a third party.


                                         5
                                      Bonds

Subject to the Supervisory Board's approval, the Company can issue bonds up to the amount of the respective share capital.


                                         6
                              Place of Jurisdiction

With the subscription for or purchase of shares or interim certificates, the shareholder submits himself/herself to the Company's regular place of jurisdiction with regard to any disputes with the Company or any members of organs of the Company.


                 Constitution and Administration of the Company
                 ----------------------------------------------

                                         7
                                     Organs

The  Company's  organs  comprise

a)  the  Managing  Board;
b)  the  Supervisory  Board;  and
c)  the  Shareholders'  Meeting.


                               The Managing Board
                               ------------------

                                         8
            Composition and Rules of Procedure of the Managing Board

1. The Managing Board shall comprise two members. As for the rest, the Supervisory Board shall determine the number of members of the Supervisory Board. The Supervisory Board can appoint a Chairman and a Deputy Chairman of the Managing Board. The appointment of deputy members of the Managing Board is admissible.

2. The Managing Board shall unanimously adopt Rules of Procedure that shall be subject to the approval of the Supervisory Board.

3. Decisions of the Managing Board shall be adopted by simple majority. In case of an equality of votes, the Chairman shall have the casting vote.

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                                         9
                          Representation of the Company

The  Company  shall  be  legally  represented

- by one member of the Managing Board, if he/she has been granted sole power of representation by the Supervisory Board;
-     by  two  members  of  the  Managing  Board;
-     by  one  member  of  the  Managing  Board  together  with  a  Prokurist.

By  decision  of  the  Supervisory  Board:

a member of the Managing Board can be exempted from the prohibition of self-contracting
(  181  of  the  BGB).


                                Supervisory Board
                                -----------------

                                        10
                    Composition, Term of Office, Resignation

1.     The  Supervisory  Board  shall  comprise  three  members.

2. The members of the Supervisory Board shall be elected for the period until the end of the Shareholders' Meeting deciding on their discharge for the fourth business year after the begin of their term of office. The business year in which the term of office begins shall not be counted. The successor of a member who resigns before the expiration of the term of office shall be elected for the remaining term of office of such resigned member, unless the Shareholders' Meeting decides otherwise on his/her term of office.

3. The members of the Supervisory Board can resign from their office by means of a written notice addressed to the President of the Supervisory Board or to the Managing Board, observing a notice period of four weeks. In case of resignation for good cause, the member of the Supervisory Board is not bound by that notice period.


                                        11
                          President and Vice-President

1. Following the Shareholders' Meeting at which all members of the Supervisory Board to be elected by the Shareholders' Meeting have been newly elected, there shall be held a meeting of the Supervisory Board that will not require a special invitation. At that meeting, the Supervisory Board shall elect a President and a Vice-President.

2. If the President or his/her Vice-President should prematurely resign from office, the Supervisory Board must immediately hold an election for the remaining term of office of the resigned member.



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                                        12
                 Calling of Meetings and Adoption of Resolutions

1. The meetings of the Supervisory Board shall be called by the President in writing, observing a period of fourteen days. The day of posting the notice and the day of the meeting shall not be counted in calculating the period. In urgent cases, the President can reduce the period and call the meeting orally, be telephone, telex or telegraph.

2. Outside the meetings, the passing of resolutions in writing, by telegraph, telefax or telex shall be admissible, provided none of the members opposes such procedure within a reasonable period fixed by the President.

3. The Supervisory Board shall be competent to pass resolutions if at least two of its members take part in the meeting. Resolutions must be passed by a majority of the votes cast. In case of an equality of votes, the President or, if the President does not take part in passing the resolution, the Vice-President shall have the casting vote.

4. The President of the Supervisory Board is authorized to make, on behalf of the Supervisory Board, the declarations of intention necessary for the implementation of the resolutions passed by the Supervisory Board and its committees.


                                        13
               Tasks, Rules of Procedure of the Supervisory Board

1. The Supervisory Board must supervise the management of the Company by the Managing Board.

The  following  shall  be  subject  to  prior approval by the Supervisory Board:

a) The purchase of participatory shares of companies that require expenses of more that DM 100,000.00;

b) The purchase and sale of real property and rights equal to real property having a net value of more than DM 250,000.00 as well as any encumbrance of real property;

c) The appointment of fully authorized representatives and Prokurists as well as the employment of persons whose remuneration is higher than the amount to be specified by the Supervisory Board;

d) Any other legal transaction for which the Supervisory Board has expressly reserved the right of approval in individual cases.

2. The Supervisory Board shall adopt its rules of procedure within the framework of imperative legal provisions and of the regulations of these Articles of Association.


                                        14
                                  Remuneration

1. After the end of a business year, each member of the Supervisory Board shall be paid an appropriate remuneration to be determined in a resolution passed by the Shareholders' Meeting.

2. The Company shall reimburse the members of the Supervisory Board for their out-of-pocket expenses. The turnover tax shall be reimbursed by the Company to the extent as the members of the Supervisory Board are entitled to charge turnover tax separately to the Company's account and exercise such right.

                              Shareholders' Meeting
                              ---------------------

                                        15
                                Place and Calling

1.     The  Shareholders'  Meeting that decides on the discharge of the Managing
Board and of the Supervisory Board, on the distribution of profits, on the appointment of the auditor and, if applicable, on the adoption of the annual financial statements (Ordinary Shareholders' Meeting) shall be held during the first six months of a business year at the seat of the Company.

     Extraordinary Shareholders' Meetings shall be called when required for the good of the Company.

2.     It  shall  be  called  by  the  Managing  Board.

3. The Shareholders' Meeting must be called at least one month before the last day for deposit. The day of announcement and the last day of the deposit period shall not be counted. If the shareholders are known by name, the Shareholders' Meeting can be called by registered letter; the day of posting being the day of announcement.


                                        16
                         Participation and Right to Vote

1. Only shareholders having deposited their Company shares with a German notary public, with a securities clearing and depositing bank, or with one of the depositories indicated in the calling notice during the business hours and leaving them in such deposit until the end of the meeting shall be entitled to participate in the Shareholders' Meeting and to exercise their right to vote.

     The depositing shall also be regarded as effected at one of the enlisted depositories when shares, with the consent of such depositories and on their behalf, are held in a blocked securities deposit of a credit institution until the end of the Shareholders' Meeting.

2. The depositing must be effected not later than on the 7th day before the Shareholders' Meeting. If that day is a Saturday, Sunday or public holiday, the depositing shall be admissible until the next following working day.

     In case of a deposit with a German notary public or a securities clearing and depositing bank, the certificate issued on such deposit must be submitted to the Company not later than on the first working day after the expiration of the deposit period.



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                                        17
                      Chairman of the Shareholders' Meeting

1. The Shareholders' Meeting shall be chaired by the President of the Supervisory Board or, in case of absence, by the Vice-President. If both of them are prevented from taking part, the chairman shall be appointed by the Shareholders' Meeting.

2. The Chairman presides at the meeting and determines the order in which the items of the agenda are discussed as well as the type and order of the voting.

3.     The  minutes of the resolutions passed by the Shareholders' Meeting shall
be  taken  in  accordance  with   130  of  the  AktG.


                                        18
                             Passing of Resolutions

1. Every DM 5.00 of par value of the shares entitle to one vote at the Shareholders' Meeting. The right to vote commences as soon as the statutory minimum contribution has been made on the shares.

2. Unless otherwise required by imperative legal provisions, the resolutions of the Shareholders' Meeting shall be passed by simple majority of the votes cast and, in case capital majority is required by law in addition to a majority of votes, by simple majority of the share capital represented in the voting.


                                        19
         Annual Financial Statements and Ordinary Shareholders' Meeting

1. Observing the periods prescribed by law, the Managing Board must draw up the annual financial statements and, if applicable, the management report for the preceding business year and submit them to the auditor. Immediately after receipt of the auditor's report, the Managing Board must submit the annual financial statements, the management report, the auditor's report as well as the proposal for the distribution of the net earnings for the year to the Supervisory Board.

2. The Supervisory Board must verify the annual financial statements, the management report and the proposal for the distribution of the net earnings for the year. Within one month form the receipt of the documents, the Supervisory Board must present its report to the Managing Board.
Upon receipt of the Supervisory Board's report on the result of its verification, the Managing Board must immediately call the Ordinary Shareholders' Meeting that has to take place within the first six months after the end of the preceding business year. The Shareholders' Meeting decides on the adoption of the annual financial statements, on the distribution of the net earnings/losses for the year and, if applicable, appoints the auditor.

                                        20
                           Dissolution of the Company

In case of dissolution of the Company by winding-up or merger with another joint-stock company, the Shareholders' Meeting deciding on such winding-up or merger shall determine the mode of procedure and appoint the liquidator.


                                        21
                             Incorporation Expenses

The parties involved declared that the Company established shall bear the fees of notary public and commercial register and taxes, if any, to an amount of DM 5,000.00.


                                        22
                             Non-Competition Clause

1. All shareholders and members of the Managing Board and Supervisory Board are generally prohibited from engaging, whether directly or indirectly, on a commercial or temporary basis, for their own or for another's account, in the Company's line of business, from acquiring a respective business enterprise, from participating in or other wise supporting such business enterprise. This shall apply with the exception of a participation in business enterprises affiliated with this Company.
     In the same way, any participation in competing enterprises - except in the form of shares and convertible bonds - even as dormant partner or sup-participant is inadmissible.
     The prohibition of competition shall end one year after the withdrawal of the person concerned.

2. Exceptions from the prohibition of competition can be admitted by resolution of the Supervisory Board. In passing such resolution, the beneficiary shall not have a right to vote.

3. Mrs. Dr. Barnikol, Prof. Dr. Barnikol, Mr. Kappes, Mr. Kutscher and Dr. Dr. Burkhard are exempted from the prohibition of competition to the extent as activities are concerned that they performe within the scope of any currently existing participation or as their organs.
     With regard to any project companies to be established, the above-mentioned persons shall be exempted from the prohibition of competition already now.

I hereby certify that the provisions of the Articles of Association amended at the Extraordinary Shareholders' Meeting of 08 June 2000 correspond to the resolutions on the alteration of the articles adopted at that Extraordinary Shareholders' Meeting and that the provisions of the Articles of Association not altered at the Extraordinary Shareholders' Meeting of 08 June 2000 correspond to the complete wording of these provisions in the Articles of Association last submitted to the Commercial Register.

Today, I convinced myself of the complete wording of the provisions of the Articles of Association last submitted to the Commercial Register by inspecting the files of the register.

Witten,  08  June  2000

                              signed  Ludwig
                              Notary  Public






                    I HEREBY CERTIFY THAT THIS IS A TRUE AND
                      COMPLETE TRANSLATION OF THE PRESENTED
                        GERMAN DOCUMENT. THIS TRANSLATION
                               COMPRISES 1 PAGES.

                              Berlin, 20 July 2000

                                  Jochen Wendt
         Graduate Interpreter/Translator for German, English, Portuguese
        Generally Sworn Interpreter for the Courts and Notaries of Berlin